EXHIBIT 10.2

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

KL ENERGY CORP.

SECURED CONVERTIBLE PROMISSORY NOTE

$	July 8th, 2011

Rapid City, South Dakota

FOR VALUE RECEIVED, KL Energy Corp., a Nevada corporation (the “Company”),  promises to pay to [                   ] (“Investor”), or its registered assigns, in lawful money of the United States of America the principal sum [                        ] ($[      ]), or such lesser amount as shall equal the outstanding principal amount hereof, together with interest from the date of this Note on the unpaid principal balance at a rate equal to 10.00% per annum, computed on the basis of the actual number of days elapsed and a year of 365 days.  All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on the earlier of (i) March 31st 2012 (the “Maturity Date”), or (ii) when, upon or after the occurrence of an Event of Default (as defined below), such amounts are declared due and payable by Investor or made automatically due and payable in accordance with the terms hereof.  This Note is one of the “Notes” issued pursuant to the Note Purchase Agreement of even date herewith (as amended, modified or supplemented, the “Purchase Agreement”) between the Company and the Investors (as defined in the Purchase Agreement).

It is hereby agreed and acknowledged that fifty percent (50%) of the aggregate principal amount hereof shall be held in escrow by a mutually agreed agent designated by the Company and the Investor and not released to the Company until the Milestones (as defined herein) have been met.  The “Milestones” are that (i) the Petrobras JDA1 objectives have been reached and validated by Petrobras and Petrobras has commenced acquisition of the license for at least $5,000,000 and (ii) the Petrobras JDA1 contract extension has been signed for at least $3,500,000 (iii) the shareholders shall have approved a resolution increasing the number of authorized shares of common stock of the Company to provide sufficient shares to meet the Company’s obligations herein.

THE OBLIGATIONS DUE UNDER THIS NOTE ARE SECURED BY A SECURITY AGREEMENT (THE “SECURITY AGREEMENT”) DATED AS OF THE DATE HEREOF AND EXECUTED BY COMPANY FOR THE BENEFIT OF INVESTOR.  ADDITIONAL RIGHTS OF INVESTOR ARE SET FORTH IN THE SECURITY AGREEMENT.

The following is a statement of the rights of Investor and the conditions to which this Note is subject, and to which Investor, by the acceptance of this Note, agrees:

1.      Definitions. As used in this Note, the following capitalized terms have the following meanings:

(a)  the “Company” includes the corporation initially executing this Note and any Person which shall succeed to or assume the obligations of the Company under this Note.

(b)  “Event of Default” has the meaning given in Section 3 hereof.

(c)   “Investor” shall mean the Person specified in the introductory paragraph of this Note or any Person who shall at the time be the registered holder of this Note.  A reference to a Lien of Investor or a security agreement executed in favor of Investor shall be deemed to include a Lien granted to a collateral agent on behalf of Investor and a security agreement executed in favor of a collateral agent on behalf of Investor, respectively.

(d)  “Lien” shall mean, with respect to any property, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance in, of, or on such property or the income therefrom, including, without limitation, the interest of a vendor or lessor under a conditional sale agreement, capital lease or other title retention agreement, or any agreement to provide any of the foregoing, and the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any jurisdiction.

(e)  “Liquidity Event” shall mean (i) a merger of the Company with or into another entity (if after such merger the holders of a majority of the Company’s voting securities immediately prior to the transaction do not hold a majority of the voting securities of the successor entity); or (ii) a sale by the Company of all or substantially all of its assets.

(f)   “Majority in Interest” shall mean more than 50% of the aggregate outstanding principal amount of the Notes issued pursuant to the Purchase Agreement.

(g)  “Purchase Agreement” has the meaning given in the introductory paragraph hereof.

(h)  “Obligations” shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by the Company to Investor of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), now existing or hereafter arising under or pursuant to the terms of this Note, the Purchase Agreement and the Security Agreement, including, all interest, fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by the Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U. S. C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

(i)   “Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

(j)   “Securities Act” shall mean the Securities Act of 1933, as amended.

(k)  “Security Agreement” has the meaning given in the introductory paragraphs to this Note.

(l)   “Transaction Documents” shall mean this Note, each of the other Notes issued under the Purchase Agreement, the Purchase Agreement, and the Security Agreement.

2.      Interest.  Interest shall accrue on this Note at the rate of ten percent (10%) per annum until the outstanding principal amount hereof shall be paid in full at maturity.

3.      Events of Default.  The occurrence of any of the following shall constitute an “Event of Default” under this Note and the other Transaction Documents:

(a)  Failure to Pay.  The Company shall fail to pay (i) when due any principal or interest payment on the due date hereunder or (ii) any other payment required under the terms of this Note on the date due and such payment shall not have been made within five days of the Company’s receipt of Investor’s written notice to the Company of such failure to pay; or

(b)  Voluntary Bankruptcy or Insolvency Proceedings.  The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, (v) become insolvent (as such term may be defined or interpreted under any applicable statute), (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vii) take any action for the purpose of effecting any of the foregoing; or

(c)  Involuntary Bankruptcy or Insolvency Proceedings.  Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within 30 days of commencement.

4.      Rights of Investor upon Default.  Upon the occurrence or existence of any Event of Default (other than an Event of Default described in Sections 3(b) or 3(c)) and at any time thereafter during the continuance of such Event of Default, Investor may, with the consent of a Majority in Interest of the holders of the Notes issued under the Purchase Agreement, by written notice to the Company, declare all outstanding Obligations payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived.  Upon the occurrence or existence of any Event of Default described in Sections 3(b) and 3(c), immediately and without notice, all outstanding Obligations payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived.  In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default and subject to the consent of a Majority in Interest of the holders of the Notes issued under the Note Purchase Agreement, Investor may exercise any other right power or remedy granted to it by the Transaction Documents or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

5.      Conversion.

(a)  Qualified Equity Financing.  In the event the Company consummates, prior to the Maturity Date an equity financing pursuant to which it sells shares of its preferred stock (the “Preferred Stock”) or shares of its Common Stock for an amount of not less than $20,000,000 of committed funds with an initial tranche of not less that $10,000,000, excluding any and all notes which are converted into Preferred Stock or Common Stock, as applicable (including this Note and the other Notes issued under the Purchase Agreement), and with the principal purpose of raising capital (a “Qualified Equity Financing”), and the Milestones have been met, then at the election of the Company up to 50% of  the outstanding principal amount and the accrued but unpaid interest under this Note will be converted in full into shares of the Preferred Stock or Common Stock, as applicable, at $0.05 (five cents) per share.  In addition, the outstanding principal amount and the accrued but unpaid interest under this Note will be converted in full into shares of the Preferred Stock or Common Stock, as applicable, at $0.05 (five cents) per share, at any time while this Note is outstanding, at the option of the Investor.

(b)  At the time of conversion the Investor shall surrender this Note, duly endorsed, at the office of the Company and shall give written notice to the Company at its principal corporate office, stating therein the amount of the unpaid principal amount of this Note to be converted and the name or names in which the certificate or certificates for shares subject to conversion are to be issued.  The Company shall, as soon as practicable thereafter, issue and deliver at such office to Investor a certificate or certificates for the number of shares to which Investor shall be entitled upon conversion (bearing such legends as are required by the purchase agreement and applicable state and federal securities laws in the opinion of counsel to the Company) together with any other securities and property to which Investor is entitled upon such conversion under the terms of this Note, including a check payable to Investor for any cash amounts payable as described in Section 5(c).  The conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of this Note, and the Person or Persons entitled to receive the shares of Common Stock upon such conversion shall be treated for all purposes as the record Investor or Investors of such shares of Common Stock as of such date.

(c)  Fractional Shares; Interest; Effect of Conversion.  No fractional shares shall be issued upon conversion of this Note.  In lieu of the Company issuing any fractional shares to Investor upon the conversion of this Note, the Company shall pay to Investor an amount equal to the product obtained by multiplying the conversion price by the fraction of a share not issued pursuant to the previous sentence.  Upon conversion of this Note in full and the payment of any amounts specified in this Section 5(c), the Company shall be forever released from all its obligations and liabilities under this Note.

6.      Successors and Assigns.  Subject to the restrictions on transfer described in Sections 8 and 9 below, the rights and obligations of the Company and Investor shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

7.      Waiver and Amendment.  Any provision of this Note may be amended, waived or modified upon the written consent of the Company and the holders of a Majority in Interest.

8.      Transfer of this Note or Securities Issuable on Conversion Hereof.  With respect to any offer, sale or other disposition of this Note or securities into which such Note may be converted, Investor will give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of Investor’s counsel, or other evidence if reasonably satisfactory to the Company, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect).  Upon receiving such written notice and reasonably satisfactory opinion, if so requested, or other evidence, the Company, as promptly as practicable, shall notify Investor that Investor may sell or otherwise dispose of this Note or such securities, all in accordance with the terms of the notice delivered to the Company.  If a determination has been made pursuant to this Section 8 that the opinion of counsel for Investor, or other evidence, is not reasonably satisfactory to the Company, the Company shall so notify Investor promptly after such determination has been made.  Each Note thus transferred and each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Securities Act.  the Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.  Subject to the foregoing, transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company.  Prior to presentation of this Note for registration of transfer, the Company shall treat the registered holder hereof as the owner and  holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and the Company shall not be affected by notice to the contrary.

9.      Assignment by the Company.  Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of the holders of a Majority in Interest.

10.    Notices.  All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall in writing and faxed, mailed or delivered to each party at the respective addresses of the parties as set forth in the Note Purchase Agreement, or at such other address or facsimile number as the Company shall have furnished to Investor in writing.  All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one business day after being deposited with an overnight courier service of recognized standing or (v) four days after being deposited in the U.S. mail, first class with postage prepaid.

11.    Usury. In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

12.    Waivers. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

13.    Governing Law.  This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to the conflicts of law provisions of the State of Nevada, or of any other state.

[Signature Page Follows]

The Company has caused this Note to be issued as of the date first written above.

KL ENERGY CORP.
a Nevada corporation

By:

Name: Peter Gross

Title: President and CEO